- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): JANUARY 25, 1995


                        VERTEX COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


           TEXAS                        0-15277                  75-1982974
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
     of incorporation)                                      Identification No.)

2600 NORTH LONGVIEW STREET, KILGORE, TEXAS                       75662
 (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code:  (903) 984-0555



                                 NOT APPLICABLE
          (former name or former address, if changed since last report)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        VERTEX COMMUNICATIONS CORPORATION
                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

- -------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Financial Statements of Maxtech, Inc. ("Maxtech") for the Year ended December 31, 1994, prepared in accordance with the specifications exacted by Regulation S-X, are attached hereto at pages 2 through 12 and include:

          -  Independent Auditor's Report

          -  Balance Sheet as of December 31, 1994

          -  Statement of Income for the Year ended December 31, 1994

          -  Statement of Stockholders' Equity for the Year ended December 31,
             1994

          -  Statement of Cash Flows for the Year ended December 31, 1994

          -  Notes to Financial Statements

     (b) PRO FORMA FINANCIAL INFORMATION.

          Pro Forma Condensed Combined Financial Statements, in compliance with the applicable Rules of Regulation S-X, relative to the Registrant and Maxtech are attached hereto at pages 13 through 17 and include:

          - Introduction to Pro Forma Condensed Combined Financial Statements (unaudited)

          - Pro Forma Condensed Combined Balance Sheet as of December 30, 1994 (unaudited)

          - Pro Forma Condensed Combined Statement of Income for the Year ended September 30, 1994 (unaudited)

          - Pro Forma Condensed Combined Statement of Income for the Three Months ended December 30, 1994 (unaudited)

          -  Notes to Pro Forma Condensed Combined Financial Statements
             (unaudited)

                              MAXTECH INCORPORATED

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1994

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and
  Stockholders of MAXTECH Incorporated
State College, Pennsylvania

We have audited the accompanying balance sheet of MAXTECH Incorporated as of December 31, 1994, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of MAXTECH, Incorporated as of December 31, 1994, and the results of operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Seligman Friedman & Co. P.C.


January 13, 1995
State College, PA

                              MAXTECH INCORPORATED

                                  BALANCE SHEET
                             As of December 31, 1994
                (See accompanying notes to financial statements.)

                                     ASSETS
CURRENT ASSETS
   Cash                                                           $   180,910
   Accounts receivable                                                670,316
   Inventories                                                      1,980,830
   Prepaid expenses                                                    12,887
                                                                  -----------

      Total current assets                                          2,844,943
                                                                  -----------

PROPERTY AND EQUIPMENT
   Production equipment                                               798,130
   Factory support                                                    190,511
   Office and leaseholds                                               99,727
                                                                  -----------
                                                                    1,088,368
   LESS: Allowance for depreciation                                  (484,022)
                                                                  -----------
                                                                      604,346
                                                                  -----------

DEFERRED CHARGES (Net of amortization)                                  1,381
                                                                  -----------

                                                                  $ 3,450,670
                                                                  -----------
                                                                  -----------
                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Line of credit                                                 $ 1,231,835
   Current portion of notes payable                                   146,139
   Accounts payable - trade                                           829,506
   Accrued expenses                                                   279,620
   Dividend payable                                                   153,301
                                                                  -----------

      Total current liabilities                                     2,640,401
                                                                  -----------

LONG-TERM LIABILITIES
   Notes payable                                                      204,840
   Stockholders' loans                                                 75,000
                                                                  -----------

      Total long-term liabilities                                     279,840
                                                                  -----------

STOCKHOLDERS' EQUITY
   Common stock                                                        75,000
   Retained earnings                                                  455,429
                                                                  -----------
      Total stockholders' equity                                      530,429
                                                                  -----------

                                                                  $ 3,450,670
                                                                  -----------
                                                                  -----------

                              MAXTECH INCORPORATED

                               STATEMENT OF INCOME
                      For the year ended December 31, 1994
                (See accompanying notes to financial statements.)


SALES
   Sales                                                           $ 6,780,763
                                                                   -----------

COST OF SALES
   Direct materials and supplies                                     2,794,167
   Direct labor                                                        609,758
   Factory overhead                                                    939,106
                                                                   -----------

      Total                                                          4,343,031
                                                                   -----------

GROSS PROFIT                                                         2,437,732
                                                                   -----------

EXPENSES
   Administrative and general                                          603,713
   Sales and marketing                                                 885,053
   Research and development                                            474,412
                                                                   -----------

      Total                                                          1,963,178
                                                                   -----------

INCOME BEFORE OTHER EXPENSE                                            474,554

OTHER EXPENSE (see Note 9)                                             124,670
                                                                   -----------

NET INCOME                                                         $   349,884
                                                                   -----------
                                                                   -----------

                              MAXTECH INCORPORATED

                        STATEMENT OF STOCKHOLDERS' EQUITY
                      For the year ended December 31, 1994
                (See accompanying notes to financial statements.)


                                        Common Stock
                                   750,000 shares issued,   Retained
                                   1,000,000 auth. no par   earnings      Total
                                   ----------------------   ---------   ---------
BALANCE, DECEMBER 31, 1993                $ 75,000          $ 258,846   $ 333,846


Net income - 1994                               --            349,884     349,884

Dividend declared                               --           (153,301)   (153,301)
                                          --------          ---------   ---------
BALANCE, DECEMBER 31, 1994                $ 75,000          $ 455,429   $ 530,429
                                          --------          ---------   ---------
                                          --------          ---------   ---------

                              MAXTECH INCORPORATED

                             STATEMENT OF CASH FLOWS
                      For the year ended December 31, 1994
                (See accompanying notes to financial statements.)


CASH FLOWS FROM OPERATIONS
   Net income                                                      $   349,884
   Adjustments for items not requiring cash:
      Depreciation and amortization                                    147,322
   Changes in assets and liabilities affecting
      net income:
       Accounts receivable                                               2,766
       Inventories                                                    (746,574)
       Accounts payable and accruals                                   259,904
       Other                                                             7,719
                                                                   -----------

Net cash provided by operating activities                               21,021
                                                                   -----------

CASH FLOWS USED IN INVESTING ACTIVITIES
   Purchase of property & equipment                                   (133,280)
   Acquisition of other assets                                          (4,812)
                                                                   -----------

Net cash used in investing activities                                 (138,092)
                                                                   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Line of credit - advances                                         1,280,000
                  - repayments                                      (1,158,332)
   Term loans     - new loans                                          205,025
                  - repayments                                        (136,728)
                                                                   -----------

Net cash provided by financing activities                              189,965
                                                                   -----------

NET CASH FLOWS                                                          72,894
BEGINNING CASH BALANCE                                                 108,016
                                                                   -----------

ENDING CASH BALANCE                                                $   180,910
                                                                   -----------
                                                                   -----------



- --------------------------------------------------------------------------------


DISCLOSURE OF OTHER CASH FLOW DATA
   Interest paid                                                   $   158,043
                                                                   -----------
                                                                   -----------

                              MAXTECH INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1994


NOTE 1 - DESCRIPTION OF OPERATIONS

   The Company manufactures high quality, low noise, power and line driver, amplifiers and subsystems for the telecommunications industry worldwide.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

   Inventories are stated at cost using first-in, first-out costing methods. Work in process and finished goods include factory overheads as well as direct materials and labor.

   Property and equipment are depreciated over their estimated useful lives using straight-line methods. Estimated lives are eight years for production equipment, five years for factory overhead and computer equipment, and eight to ten years for office equipment. Normal repairs and maintenance of equipment is expensed as incurred. Depreciation expense for 1994 was $141,209.

   Deferred charges consist of debt acquisition costs that are amortized over the term of the debt using the straight-line method.

   Income taxes are not provided for as the Company's shareholders have elected to be treated as an S-Corporation for income tax purposes. As a result, the shareholders are responsible for the income taxes connected with operations.

   Allowance for doubtful accounts has been determined to be zero as of December 31, 1994. The Company has incurred $23,124 in bad debt in its six-year history.

NOTE 3 - CONCENTRATIONS CREDIT RISK AND SALES

   The Company extends trade credit to foreign and domestic manufacturers of telecommunications equipment. The Company has insurance to manage the risk from foreign manufacturers through the Foreign Trade Insurance Corporation. The Company also manages these risks by requiring irrevocable letters of credit, cash in advance, and cash against documents.

   As of December 31, 1994, one customer's account balance amounted to 27% of accounts receivable.

   Sales to one customer for 1994 were 19% of total sales. Foreign sales accounted for 20% of 1994 sales.

                              MAXTECH INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1994


NOTE 4 - DEBT

   The Company's debt consist of the following:


     Bank line of credit, prime plus 1%, currently
       9.5%, maximum line of $1,500,000,
       collateralized by various assets,
       guaranteed by certain stockholders                        $ 1,231,835
                                                                 -----------
                                                                 -----------

     Bank term loans, three to five year original
       maturities, variable and fixed rates
       at 8.75%-9.50% collateralized by
       various assets, guaranteed by
       certain stockholders                                          325,375

     SEDA-COG Pennsylvania Capital Loan
       Fund, original maturity of five
       years, 5.0% interest, collateralized
       by a second lien on various company
       assets, guaranteed by certain
       stockholders                                                   25,604
                                                                 -----------

                                   Total                             350,979

                         Due within one year                        (146,139)
                                                                 -----------

                         Long-term portion                       $   204,840
                                                                 -----------
                                                                 -----------

     Five year maturities are:


              1995                     $ 146,139
              1996                       121,208
              1997                        72,632
              1998                        11,000
              1999                            --
                                       ---------

                                       $ 350,979
                                       ---------
                                       ---------

                              MAXTECH INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1994


NOTE 4 - DEBT (continued)

   In January, 1994, the Company converted $100,000 of the line of credit to a short-term note maturing April 15, 1994 when it replaced that note and other bank term loans with permanent 3-year financing.

   The Company has arranged with a local bank a $250,000 credit facility allowing the Company to purchase equipment. Loans under this arrangement total $92,972 and are included in bank term loans and will be repaid over a five-year term with interest at one (1) percent above local bank prime. The Bank term and line of credit facilities call for restrictive covenants including maintaining a current ratio of 1.0 to 1, debt to tangible net worth ratio of less than 5.5 to 1, and total tangible net worth of not less than $500,000.

   Certain of the Company's equipment costing approximately $25,000 is subject to a security interest in connection with a 1993 Vocational Rehabilitation Grant.

NOTE 5 - LEASES

   The Company leases production facilities and certain equipment under operating leases. Total operating rental expenses for 1994, 1993 and 1992 were $122,855, $101,961, and $100,256. Future minimum lease payments are as follows:

                                       Operating
                                       ---------
             1995                      $ 114,563
             1996                        114,563
             1997                        114,563
             1998                         28,641
                                       ---------

                        Total          $ 372,330
                                       ---------
                                       ---------

   The facility lease provides for a five-year rental period ending in 1998 with annual increases indexed to changes in a consumer price index.

NOTE 6 - RELATED PARTY TRANSACTIONS AND LOANS FROM STOCKHOLDERS

   The stockholders have loaned the Company $75,000 in 1989 bearing interest at 9%. In 1994, the stockholders received interest payments of $38,765 of which $6,750 represents 1994 expense.

                              MAXTECH INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1994


NOTE 7 - NON-RECURRING GRANT INCOME AND COMMITMENTS

   The Company has entered into research and development grant agreements with the Ben Franklin Technology Center of Central and Northern Pennsylvania. The Company has received grant funds over a three year period ending in 1992 to develop telecommunication and microwave amplifier products. The agreements call for the Company to pay a two percent royalty on the product sales. Research and development costs associated with these grants are expensed as incurred.

NOTE 8 - STOCK OPTIONS

   The Company maintains an incentive stock option plan under which a maximum of 75,000 common shares may be issued. As of December 31, 1994, the Company has issued options to employees totaling 67,250 shares at option prices ranging from $.25 to $2.00 per share. No options have been exercised.

NOTE 9 - DETAIL OF SELECTED ACCOUNTS


   Other expenses -

      Interest expense                                      $   126,785
      Interest income                                            (2,115)
                                                            -----------

                        TOTAL                               $   124,670
                                                            -----------
                                                            -----------

   Inventories -

      Raw materials                                         $ 1,115,359
      Work in process                                           677,579
      Finished goods                                            187,892
                                                            -----------

                        TOTAL                               $ 1,980,830
                                                            -----------
                                                            -----------

   Accrued expenses -

      Warranty                                              $   145,271
      Selling costs                                              64,154
      Payroll and other                                          70,195
                                                            -----------

                        TOTAL                               $   279,620
                                                            -----------
                                                            -----------

                              MAXTECH INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1994


NOTE 10 - MERGER PLANS

   On December 13, 1994, the Company's officers and principal shareholders signed a Letter of Intent to enter into an agreement to sell all of the Company's outstanding common stock to Vertex Communications Corporation. Should the agreement be completed, it would be effective January 1, 1995.

                      VERTEX COMMUNICATIONS CORPORATION AND
                                  MAXTECH, INC.



INTRODUCTION TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Unaudited)


Vertex Communications Corporation (Vertex) acquired all of the outstanding common stock of Maxtech, Inc. (Maxtech) on January 25, 1995 (Effective January 1, 1995) for cash, four-year unsecured installment promissory notes and contingent consideration based upon Maxtech's earnings for the cumulative period ending September 30, 1998. This acquisition is being accounted for under the purchase method.

The following unaudited pro forma condensed combined balance sheet has been prepared as if Vertex purchased Maxtech as of December 30, 1994. The accompanying unaudited pro forma condensed combined statements of income for the year ended September 30, 1994 and the quarter ended December 30, 1994 have been prepared as if the purchase of Maxtech by Vertex occurred on October 1, 1993.

The pro forma condensed combined financial statements and related notes have been prepared by Vertex based upon assumptions deemed appropriate. Certain of these assumptions are set forth in the accompanying Notes to Pro Forma Condensed Combined Financial Statements. The pro forma financial information presented herein should be read in conjunction with Vertex's Annual Report on Form 10-K and Quarterly Report on Form 10-Q as well as Maxtech's Financial Statements and relative notes incorporated in this report.

                      VERTEX COMMUNICATIONS CORPORATION AND
                                  MAXTECH, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 30, 1994
                                 (In Thousands)
                                   (Unaudited)


                                              Historical
                                           -----------------     Pro Forma       Pro Forma
                                           Vertex    Maxtech    Adjustments       Combined
                                           ------    -------    -----------      ---------
ASSETS
Current Assets:
  Cash and cash equivalents                $20,181    $  181    $(5,699) (A)      $14,663
  Accounts receivable                       15,377       670        (66) (B)       15,981
  Inventories                                9,076     1,981                       11,057
  Prepaid income taxes                         182        --                          182
                                           -------    ------    -------           -------
                                            44,816     2,832     (5,765)           41,883

Property and equipment, at cost             18,793     1,088       (484) (A)       19,397
  Less: accumulated depreciation            (7,370)     (484)       484  (A)       (7,370)
                                           -------    ------    -------           -------
                                            11,423       604        -0-            12,027

Goodwill                                        --        --      5,461  (A)        5,461
Other assets                                   902        14                          916
                                           -------    ------    -------           -------

     TOTAL ASSETS                          $57,141    $3,450    $  (304)          $60,287
                                           -------    ------    -------           -------
                                           -------    ------    -------           -------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable                         $ 3,828    $  829    $   (66) (B)      $ 4,591
  Accrued Liabilities                        3,628       433        200  (A)        4,261
  Customers' Advances                        2,250        --                        2,250
  Deferred Income Taxes                        412        --                          412
  Line of credit and notes payable              --     1,378     (1,378) (A)           --
                                           -------    ------    -------           -------
                                            10,118     2,640     (1,244)           11,514

Deferred income taxes                          801        --                          801
Notes payable                                   --       205       (205) (A)           --
Stockholders' loans                             --        75        (75) (A)           --
Other Liabilities                               --        --      1,750  (A)        1,750

Shareholders' Equity:
  Common stock                                 466        75        (75) (A)          466
  Capital in excess                         24,973       455       (455) (A)       24,973
  Retained Earnings                         22,788        --         --            22,788
  Treasury Stock                            (2,058)       --         --            (2,058)
  Translation adjustment                        53        --                           53
                                           -------    ------    -------           -------

                                            46,222       530       (530)           46,222
                                           -------    ------    -------           -------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY                     $57,141    $3,450    $  (304)          $60,287
                                           -------    ------    -------           -------
                                           -------    ------    -------           -------

            See Accompanying Notes to Pro Forma Financial Statements

                      VERTEX COMMUNICATIONS CORPORATION AND
                                  MAXTECH, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED SEPTEMBER 30, 1994
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)


                                              Historical
                                           -----------------     Pro Forma       Pro Forma
                                           Vertex    Maxtech    Adjustments       Combined
                                           ------    -------    -----------      ---------

NET SALES                                  $56,549   $ 6,781    $  (314) (F)      $63,016

COSTS AND EXPENSES
  Cost of sales                             42,185     4,343       (314) (F)       46,214
  Research and development                   2,637       474                        3,111
  Marketing                                  2,808       885                        3,693
  General and administrative                 3,250       604        364  (C)        4,218
                                           -------    ------    -------           -------
                                            50,880     6,306         50            57,236
                                           -------    ------    -------           -------

  Operating income                           5,669       475       (364)            5,780

OTHER INCOME (EXPENSES):
  Income from investments                      625         2       (171) (D)          456
  Interest expense                              --      (127)      (127) (E)           --
                                           -------    ------    -------           -------

  Income before income taxes                 6,294       350       (408)            6,236

PROVISION FOR INCOME TAXES                   1,734        --         38  (G)        1,772
                                           -------    ------    -------           -------

NET INCOME                                 $ 4,560    $  350    $  (446)          $ 4,464
                                           -------    ------    -------           -------
                                           -------    ------    -------           -------

EARNINGS PER SHARE                         $   .97                                $   .94
                                           -------                                -------
                                           -------                                -------

AVERAGE SHARES AND
  EQUIVALENT SHARES OUTSTANDING              4,729                                  4,729
                                           -------                                -------
                                           -------                                -------


            See Accompanying Notes to Pro Forma Financial Statements

                      VERTEX COMMUNICATIONS CORPORATION AND
                                  MAXTECH, INC.
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE THREE MONTHS ENDED DECEMBER 30, 1994
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)


                                              Historical
                                           -----------------     Pro Forma       Pro Forma
                                           Vertex    Maxtech    Adjustments       Combined
                                           ------    -------    -----------      ---------

NET SALES                                  $14,707   $ 1,482    $  (117) (F)      $16,072

COSTS AND EXPENSES
  Cost of sales                             11,028       984       (117) (F)       11,895
  Research and development                     407       167                          574
  Marketing                                    714       171                          885
  General and administrative                   979       192         91  (C)        1,262
                                           -------    ------    -------           -------
                                            13,128     1,514        (26)           14,616
                                           -------    ------    -------           -------


Operating income                             1,579       (32)       (91)            1,456

OTHER INCOME (EXPENSE):
  Income from investments                      146         1        (43) (D)          104
  Interest expense                                       (36)       (36) (E)           --
                                           -------    ------    -------           -------

  Income before taxes                        1,725       (67)       (98)            1,560

PROVISION FOR INCOME TAXES                     500        --        (41) (G)          459
                                           -------    ------    -------           -------

NET INCOME                                 $ 1,225    $  (67)   $   (57)          $ 1,101
                                           -------    ------    -------           -------
                                           -------    ------    -------           -------

EARNINGS PER SHARE                         $   .26                                $   .24
                                           -------                                -------
                                           -------                                -------

AVERAGE SHARES AND
  EQUIVALENT SHARES OUTSTANDING              4,647                                  4,647
                                           -------                                -------
                                           -------                                -------

            See Accompanying Notes to Pro Forma Financial Statements

                      VERTEX COMMUNICATIONS CORPORATION AND
                                  MAXTECH, INC.



NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited)


Balance Sheet Adjustments.

A) To record the purchase of 100% of the common stock of Maxtech, Inc. The purchase price includes cash paid at closing of $4,049,000, four-year unsecured promissory notes in the aggregate principal sum of $1,750,000 and direct acquisition costs incurred of $200,000. An additional sum of $1,650,000 was paid at closing to pay-off certain promissory notes of Maxtech. The Maxtech acquisition was accounted for under the purchase method and, accordingly, the assets acquired and liabilities assumed were recorded at their fair values on the acquisition date. The excess of the purchase price over the net assets acquired of $5,461,000 will be amortized over fifteen years using the straight line method.

     In connection with the purchase of Maxtech, contingent consideration is due for the amount equal to 50% of the net pre-tax income above $1,750,000 that Maxtech earns for the cumulative period of three years and nine months ending September 30, 1998 not to exceed $2,250,000. This contingent consideration, if any, will be recorded as additional goodwill and amortized over the remaining life of the intangible asset as discussed above.

B)   To eliminate intercompany payables and receivables.

Statement of Income Adjustments.

C) To record amortization of goodwill ($5,461,000) related to the purchase of Maxtech over fifteen years on the straight line basis which amounts to $364,000 of expense annually.

D) To reduce investment income relative to the promissory notes that were paid.

E)   To reduce interest expense related to the promissory notes that were paid.

F)   To eliminate intercompany sales from Maxtech to Vertex.

G) To adjust provision for income taxes due to Maxtech's income before taxes and the adjustments described in C, D, and E above.

The historical results of operations of Maxtech, Inc. included in the Pro Forma Income Statement for the year ended September 30, 1994 are for the year ended December 31, 1994 which was Maxtech's fiscal year end.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   VERTEX COMMUNICATIONS CORPORATION
                                             (Registrant)


                                   By:       /S/ JAMES D. CARTER
                                       -----------------------------------------
                                               James D. Carter,
                                         VICE PRESIDENT (FINANCE) & TREASURER
Date:  March 20, 1995                       (DULY AUTHORIZED AND PRINCIPAL
                                                  FINANCIAL OFFICER)


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